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                                                                    Exhibit 10.1

                        NISOURCE CORPORATE INCENTIVE PLAN

1.    PURPOSE.

      NiSource Inc. ("Company") established the NiSource Corporate Incentive Plan ("Plan") to provide additional compensation for employees who influence the profitability of the Company and its affiliates (individually, "Employer" and collectively, "Employers").

2.    ADMINISTRATION.

      The Plan is administered by the Officer Nomination and Compensation Committee ("Committee") of the Board of Directors of the Company ("Board"), which, subject to action of the Board, has complete discretion and authority with respect to the Plan and its application, except to the extent that discretion is expressly limited by the Plan.

3.    ELIGIBILITY FOR PARTICIPATION.

      The participating group of employees ("Participants") under the Plan is comprised of exempt and non-exempt employees of the Company and its affiliates, excluding any employee who has received a last chance letter, final notice letter or equivalent during the Plan year, certain exempt employees who participate in other specialized functional incentive plans and bargaining unit employees of Kokomo Gas and Fuel Company. The Committee, in its sole discretion, shall determine each calendar year the identity of the Participants. The Committee may add additional employees, and remove employees, as Participants during each calendar year.

      Notwithstanding the previous paragraph, an employee described above shall be a "Limited Participant" if he or she has received a suspension without pay during the Plan year. Any Participant not covered under the preceding sentence is a "Full Participant."

4.    DETERMINATION OF INCENTIVE PAYMENT.

      The incentive payment calculation is shown on Exhibit I attached hereto. The Plan is predicated on establishing an incentive pool based on achievement by the Company of a financial trigger, as shown on Exhibit I, for the applicable calendar year, up to a maximum incentive pool established by the Committee. If the financial trigger is met or exceeded for a calendar year, an incentive pool is created for such calendar year. Each Participant's incentive payment from the incentive pool will be based on such Participant's status (i.e., exempt or non-exempt, Employer and job scope level) as of December 31 of the calendar year on which the incentive payment is based.

         The incentive payment for a Participant who is an exempt employee is divided into two parts. The first part will be calculated based on a formula set forth in Exhibit I. The remainder of the Participant's potential incentive payment is drawn from a portion of the incentive pool ("Division Pool") allocated to the Participant's manager, in the discretion of the Executive Council of the Company ("Executive Council"), and allocated by such manager among the Participants supervised by the manager. The amount of the Division Pool will be determined by

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the Executive Council based on the performance of the applicable business unit.
The allocation of the Division Pool among the Participants in the business unit will be determined by the manager of such business unit based on individual performance of each Participant in the business unit. The discretion exercised by the Executive Council and each manager in this respect is conclusive.

      The incentive payment for a Participant who is a non-exempt employee will be awarded to the Participant on a calculated, formula basis set forth in
Exhibit I.

      Any Participant who terminates employment with the Employers and their affiliates due to death, disability or retirement, pursuant to an Employer's qualified retirement plan, during a calendar year will be deemed a Participant on December 31 of such calendar year, and will receive a prorated calculated incentive payment for such year based on his or her Eligible Earnings as determined pursuant to Exhibit I, through the date of termination of employment.

5.    DISTRIBUTION OF THE INCENTIVE PAYMENT.

      The elements of each incentive payment, namely, (1) the calculated incentive payment amount and (2) the discretionary incentive payment amount, if applicable, are distributable to the Participant, or his or her beneficiary, in cash in a single sum as soon after the end of the applicable calendar year as practicable, in the same manner as payroll.

6.    CONTINUITY OF THE PLAN.

      Although it is the present intention of the Company to continue the Plan in effect for an indefinite period of time, the Company reserves the right to terminate the Plan in its entirety as of the end of any calendar year or to modify the Plan as it exists from time to time, provided that no such action shall adversely affect any incentive payment amounts previously earned in a preceding calendar year under the Plan.

7.    NOTICES.

      Any notice required or permitted to be given by the Company or the Committee pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Participant, his or her beneficiary, executors, administrators, successors, assigns or transferees, at the last address shown for the Participant on the records of the Company or subsequently provided in writing to the Company.

8.    WITHHOLDING.

      The Company may withhold from any incentive payment under the Plan amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law, and deductions as may be required pursuant to agreement with, or with the consent of, a Participant, including any elective deferrals under the NiSource Inc. Retirement Savings Plan and the NiSource Inc. Executive Deferred Compensation Plan.

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9.    MISCELLANEOUS PROVISIONS.

      (a) No incentive payment under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge prior to actual receipt thereof by the payee; and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any incentive payment under the Plan.

      (b) Nothing contained herein will confer upon any Participant the right to be retained in the service of an Employer or any affiliate thereof nor limit the right of an Employer or any subsidiary thereof to discharge or otherwise deal with any Participant without regard to the existence of the Plan.

      (c) The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of an Employer or any affiliate thereof for payment of any incentive payments hereunder. No Participant or any other person shall have any interest in any particular assets of an Employer or any affiliate thereof by reason of the right to receive an incentive payment under the Plan and any such Participant or any other person shall have only the rights of a general unsecured creditor of an Employer or any affiliate thereof with respect to any rights under the Plan.

      (d) Any portion of the incentive pool not allocated to Participants for a given calendar year shall remain a general asset of the Company.

10.   GOVERNING LAW.

      The provisions of the Plan shall be construed and interpreted according to the laws of the State of Indiana, except as preempted by federal law.

      IN WITNESS WHEREOF, the Company has caused the Plan to be executed in its name by its duly authorized officer this 16th day of July, 2004, effective as of the 1st day of January, 2004.

                                                    NISOURCE INC.

                                                    By: /s/ Steven A. Barkauskas
                                                    ----------------------------

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                                    EXHIBIT I

                           2004 INCENTIVE CALCULATION

Financial trigger:      Basic earnings per share from continuing operations
                        ("EPS") of $1.65 as of December 31, 2004, after accounting for the cost of the incentive pool.
                        Therefore, EPS must be higher than $1.65 in order for an incentive pool to be established.

Incentive pool:         Any earnings above the financial trigger may, in the
                        discretion of the Committee, fund the incentive pool.

Eligible Earnings:      Actual base earnings in 2004 plus all shift premiums and
                        overtime pay. (Reimbursements for educational assistance,relocation, meals, mileage, incentive payments, and long-term disability payments are not included in base earnings.)

Payout Percentage:      Each Participant will be given an incentive opportunity
                        range, from trigger to maximum, during February 2004 and will be assigned his or her Payout Percentage as soon as practicable after the release of 2004 Company earnings.

Incentive Payment:      (a) Each Full Participant who is a non-exempt employee
                          will receive his or her incentive payment from the incentive pool as a fixed percentage of his or her Eligible Earnings, according to the following formula:

                          Non-Exempt Employee Incentive Payment = Eligible Earnings x Payout Percentage

                        (b) Each Full Participant who is an exempt employee will
                          receive his or her incentive payment from the incentive pool partly from the formula set forth below and partly as a discretionary payment, as described in the Plan.

                          Exempt Employee Incentive Payment = Eligible Earnings x Payout Percentage x 66-2/3% + discretionary payment, if any

                        (c) Each Limited Participant will receive 50% of the
                          amount calculated in paragraph (a) or (b) above, as applicable.

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